  EXHIBIT 10.2

ASSIGNMENT AND BILL OF SALE

STATE OF TEXAS	$
$
COUNTY OF PECOS	$

For and in consideration of the sum of One Hundred Dollars ($100.00) and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, Wyatt Petroleum, LLC (formerly Nautilus Energy, LLC) and Wyatt Permian, LLC (formally Nemo Fund I, LLC) (collectively herein "Assignor") whose address is 24 Greenway Plaza, Suite 600, Houston, Texas 77046, does hereby SELL, TRANSFER AND ASSIGN unto AMAZING ENERGY, LLC, whose address is 5700 W. Plano Parkway, Suite 3600, Plano, TX 75093 ("Assignee"), effective as of October 12, 2018, at 7:01 a.m., Central Time (the "effective Time"), subject to the terms and conditions herein and as set forth in the Purchase and Sale Agreement between the parties, all of Assignors right, title and interest in and to all of the following assets, properties, leasehold, wells, facilities, equipment, agreements being referred to herein and located in Pecos County, Texas, (collectively the "Assets"):

(a) All of Assignor's right, title and interest in the oil, gas and/or other minerals leases and leasehold estates acquired by Seller in any Assignment of Oil and Gas Leases, Assignment and Bill of Sale, Exploration Agreements, Stipulation of Interest and Cross-Conveyance agreements or other documents assigning leasehold interest, wells and/or well bores, or oil and gas interest, said assignments being recorded in Pecos County, TX and attached thereto a list of leases and lands assigned in such assignment or other document, such assignments to Assignor are described in Exhibit "A" attached hereto for all purposes, located in the Indian Mesa Field in Pecos County, Texas, including all extensions, renewals, top leases, ratifications, or amendments thereof and all working interest leasehold interest operating rights, carried interest or other rights granted to Assignor (collectively the "Lands") together with all the property and rights incident thereto, including all rights in any pooled, unitized or connunitized acreage by virtue of the Lands be a part thereof, all production from the Lands, from and after the Effective Time, and any pool or unit to the extent allocated to any such Lands and all interest in any wells located on the Lands or in any pool or unit and attributable to the Lands, but subject to all assignments of any overriding royalty interest or other interest of record in Pecos County, Texas, if any; and

(b) All of Assignor's right title and interest in producing, nonproducing, shut-in and abandoned oil and gas wells, wellbores, the casing and tubing therein and all downhole and wellhead equipment, and all leasehold equipment, structures and other equipment, facilities and personal property situated on the Leases and all of the interest owned by Assignor in and to all personal property, improvements, lease and well equipment, appurtenances, pipelines (owned by Assignor as of the Effective Time) pumps, facilities, separators, tanks and other fixtures ( the "Facilities") located on attributable to or used in connection with the Assets located on the Lands (hereinafter referred to as the "Wells") the wells being shown on Exhibit "A-1" attached hereto. Attached hereto for all purposes is group of pictures and a spread sheet that evidence and reflect the facilities and equipment at each well site and tank battery site and being a part of the Assets, collectively marked as Exhibit "M" and "B2"; and

(c) To the extent assignable, all contracts and contractual rights and interest covering or affecting any or all of the interest described or referred to above, including, without limitation, all farm-out and farm-in agreements, area of mutual interest agreements, operating agreements, production sales and purchase contracts, saltwater disposalagreements, surface use agreements or leases, division and transfer orders, licenses and other contracts or agreements covering or affecting any or all of the interest described or referred to above (hereinafter referred to as the "Contracts"), as shown in Exhibit "C" attached hereto; and

(d) To the extent assignable, all easements, rights-of-way, surface use agreements or leases, fee estates, licenses, authorizations, permits, waivers and similar rights and interest applicable to, or used or useful in connection with, any or all of the interest described in Subparagraphs (a) and (b) above (collectively the "Other Real Property"); and

(e) All oil, condensate, natural gas, natural gas liquids, if any, or other gases and other minerals produced after the Effective Time, if any, attributable to all or any part of the Assets; and

(f)      All well, legal and title files concerning the Leases, Wells, Equipment, Contracts or other Real Property owned by or subject to the possession or control of Assignor (collectively the "Files"); and

(g) The right to operate the Leases (insofar as the Leases cover the Lands) and Wells.

(h) Any person or entity obtaining an Assignment of rights in the Leases: (1) Is deemed to have accepted liability for the non-performance of any express or implied Lease obligations accruing prior to the date of Assignment; and (2) Is liable for the proper performance of express and implied lease obligations from and after the date of Assignment. Liability for the non-performance of lease obligations will be in addition to the liability of LESSEE, any assignees obtaining an interest through LESSEE, or any assignees obtaining an interest through LESSEE'S assignees. The liability of LESSEE and all assignees transferred an interest in the leases is joint and several.

(i) Lessee assumes, and agrees to comply with, from and after the date of this assignment, the express and implied covenants created by the oil and gas leases. From and after the date of this assignment Lessee agrees to indemnify Lessor against any liability, claim, demand, damage, or cost, including litigation costs and attorney fees, associated with the oil and gas leases and the interest assigned to Lessee.

TO HAVE AND TO HOLD the Assets unto Assignee, its successors and assigns, forever, subject, however, to all the terms and conditions of this Assignment and Bill of Sale.

THIS ASSIGNMENT IS MADE WITHOUT ANY EXPRESS, IMPLIED, OR STATUTORY WARRANTY OR REPRESENTATION AS TO THE CONDITION, QUANTITY, QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY PURPOSE, SAFETY, FREEDOM FROM DEFECTS OR COMPLIANCE WITH REGULATORY AND ENVIRONMENTAL REQUIREMENTS OR ANY OF THE LANDS, WELLS, FACILITIES, PIPELINES, FLOWLINES OR EQUIPMENT ASSIGNED HEREBY. ASSIGNOR DOES NOT IN ANY WAY REPRESENT OR WARRANT THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO ASSIGNEE BY OR ON BEHALF OF ASSIGNOR ASSIGNEE IS ACQUIRING THE ASSETS IN AN "AS IS, WHERE IS" CONDITION, AND (ii) SHALL ASSUME ALL RISKS AND LIABILITIES THAT THE ASSETS MAY CONTAIN HAZARDOUS MATERIALS OR OTHER WASTE, TOXIC, HAZARDOUS, EXTREMELY HAZARDOUS, OR OTHER MATERIALS OR SUBSTANCES, OR OTHER ADVERSE PHYSICAL CONDITIONS, INCLUDING THE PRESENCE OF UNKNOWN ABANDONED OIL AND GAS WELLS, WATER WELLS, SUMPS, PITS, PIPELINES, OR OTHER WASTE OR SPILL SITES. ASSIGNOR AND ASSIGNEE AGREE THAT TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE OPERATIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS PARAGRAPH ARE "CONSPICUOUS."

Any amounts and/or debts which are due and owing to Seller/Assignor (Wyatt Petroleum, LLC and/or Wyatt Permian, LLC) prior to the effective date of this Agreement, whether now known or unknown, by co-working interest owners, joint operators, non-participating working interest owners, or any party who owes monies or debt to Seller/Assignor with respect to any of the properties and/or operations of the properties assigned under this Agreement, whether known or not known on the Effective Date, shall remain owed to Sellerand are not assigned by this Agreement. Additionally, any rights or causes of action that are held by Seller with respect to any of the properties and/or operations of the properties conveyed under this Agreement, whether now known or unknown, remain with Seller and are not intended to be assigned by this Agreement.

To the extent permitted by law, Assignee shall be subrogated to Assignor's rights in and to representations, warranties, and covenants given with respect to the Contracts, Agreements, Assets, Leases, and Wells. Assignor hereby grants and transfers to Assignee, its successors and assigns, to the extent so transferable and permitted by law, a proportionate part of the benefit of and the right to enforce the covenants, representations and warranties, if any, which Assignor is entitled to enforce with respect to the Assets. Assignee hereby agrees to accept the Assets, equipment, Wells, facilities, contracts and other Real Property assigned herein, and that Assignee accepts the same "AS IS, WHERE IS" and "WITH ALL FAULTS". Effective as of the Effective Date and to the extent of the Assets, Assignee agrees to assume all responsibility for and obligations with respect to the Wells, the casing and all other equipment, and all other personal property and fixtures used on or in connection therewith on and after the Effective Time. ASSIGNEE EXPRESSLY ASSUMES ANY AND ALL LIABILITY AND RESPONSIBILITIES FOR ALL PLUGGING OBLIGATIONS REGARDING THE WELLS. ASSIGNOR KNOWS OF NO EXISTING OR ASSERTED REGULATORY ACTIONS OR CLAIMS RELATING TO ANY ENVIRONMENTAL VIOLATION OR UNCORRECTED RELEASES, THEREFORE ASSIGNEE ASSUMES ALL RESPONSIBILITY AND LIABILITIES FOR ANY ENVIRONMENTAL CLAIMS OR REMEDIATION REQUIREMENTS ARISING FROM THE OPERATIONS OF THE ASSETS FROM AND AFTER THE CLOSING DATE.

SUBJECT TO THE OTHER PROVISIONS HEREIN, ASSIGNEE SHALL PROTECT, DEFEND, INDEMNIFY AND SAVE ASSIGNOR AND ASSIGNOR'S EMPLOYEES, AGENTS, REPRESENTATIVES, AND ANY OTHER PARTY CONTRACTING WITH ASSIGNORS, AND THEIR RESPECTIVE EMPLOYEES OR SUBCONTRACTORS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, SUITS, LIABILITIES, DAMAGES, AWARDS AND JUDGMENTS OF WHATSOEVER NATURE (AND ALL REASONABLE ATTORNEY'S FEES AND COSTS OF LITIGATION OR SETTLEMENT INCURRED IN CONNECTION WITH THE SAME) ARISING IN FAVOR OF ANY PARTY (INCLUDING ASSIGNEE, ITS EMPLOYEES, AND ANY OTHER PARTY WHOMSOEVER) FOR OR ON ACCOUNT OF PERSONAL INJURY, DEATH OR LOSS OF OR DAMAGE TO PROPERTY OR OTHER INTERESTS OF ANY KIND OR CHARACTER, ARISING IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, FROM ASSIGNEE'S USE OR OPERATIONS OF THE ASSETS, WELLS AND FACILITIES AND ACTIVITIES HEREUNDER; PROVIDED, HOWEVER, THE FOREGOING INDEMNITY SHALL NOT BE CONSTRUED TO INDEMNIFY ASSIGNOR TO THE EXTENT THAT ANY SUCH PERSONAL INJURY, DEATH, OR LOSS OF OR DAMAGE TO PROPERTY, OR OTHER INTERESTS OF ANY KIND OR CHARACTER, SERVING AS THE BASIS OF SUCH CLAIMS, DEMANDS, CAUSES OF ACTION OR JUDGMENTS OF WHATSOEVER NATURE HAVE BEEN CAUSED BY, OR RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ASSIGNOR OR ASSIGNOR'S EMPLOYEES, AGENTS, REPRESENTATIVES, AND INVITEES FROM WHICH ASSIGNOR SHALL PROTECT, DEFEND, INDEMNIFY AND SAVE HARMLESS ASSIGNEE AND ASSIGNEES OFFICERS, DIRECTORS, AND EMPLOYEES (INCLUDING ALL REASONABLE ATTORNEY'S FEES AND COSTS OF LITIGATION OR SETTLEMENT INCURRED IN CONNECTION WITH SAME). ASSIGNEE SHALL ALSO INDEMNIFY AND SAVE ASSIGNOR HARMLESS FROM AND AGAINST ANY AND ALL LIENS, CLAIMS AND ENCUMBRANCES AGAINST ASSIGNOR'S PROPERTY (AND FROM AND AGAINST THE PAYMENT OR SATISFACTION OF SAME) ARISING DIRECTLY OR INDIRECTLY FROM, OR INCIDENT, TO THE AGREEMENT OR OPERATIONS FROM AND AFTER THE EFFECTIVE TIME.

ASSIGNOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR STATUTORY OR IN ANY MANNER AS TO THE TITLE TO THE LANDS, LEASES, ASSETS, WELLS, EQUIPMENT OR FACILITIES AND EXPRESSLY DISCLAIMS THE SAME.

Assignee shall bear and pay any real property transfer taxes, if any and any recording fees associated with the transfer of the Assets to Assignee.

This Assignment and Bill of Sale shall be binding upon and inure to the benefit of the heirs, successors, and assigns of the respective parties hereto.

SIGNATURE PAGES FOLLOW

IN WITNESS WHEREOF, this Assignment and Bill of Sale is executed as of the date of the Parties acknowledgements below, but is effective for all purposes as of the Effective Time.

ASSIGNOR	ASSIGNEE
Wyatt Petroleum, LLC and Wyatt Permian, LLC	Amazing Energy, LLC
By: Billy C. Wells Title: Member of Management Committee	By: Willard G. McAndrew III Title: President

STATE OF TEXAS §
COUNTY OF PECOS §

The foregoing instrument was acknowledged before me on this 11th day of October, 2018, by Billy C. Wells, as the duly authorized representative of Wyatt Petroleum, LLC and Wyatt Permian, LLC, Texas limited liability companies, on behalf of such companies.

MEREDITH SHEFFIELD
Notary Public, State of Texas
Comm. Expires 06-09-2020
Notary ID 124075641

Notary Public

My Commission Expires: 6/9/2020

STATE OF TEXAS §
COUNTY OF PECOS §

The foregoing instrument was acknowledged before me on this 11th day of October, 2018, by Willard G. McAndrew III as the duly authorized representative of Amazing Energy, LLC, a Texas limited liability company, on behalf of such company.

MEREDITH SHEFFIELD
Notary Public, State of Texas
Comm. Expires 06-09-2020
Notary ID 124075641

Notary Public for the State of Texas

My Commission Expires: 6/9/2020

Exhibit B1

Inventory of Field Equipment and Facilities
Pecos County, TX

Well Identification			
Section	Well	Lease	Comments:
6	1	MCKENZIE	(2) 500 BBL steel oil tanks
58	1	WALKER	(1) 300 BBL fiberglass water tank, (2) 300 BBL steel oil tanks, circulating pump and water transfer pump; 160-size (brand?) pump jack with electric 20 HP motor; 6' x 20' 75 PSI heater treater; chemical tank
49	2	WILSON	(2) 500 BBL steel oil tanks; (1) 500 BBL fiberglass water tank; (1) one MBTU line burner-1440 PSI, 24' X 10' separator, 6' x 20' 75 PSI heater treater, pump jack with electric motor, electric junction box, meter run, transfer pump, circulation pump
49	5	WILSON	(1) 500 BBL frac tank
57	1A (or 2)	WALKER	(2) 500 BBL steel oil tanks
4	H- Facility	WHITE & BAKER	Central battery; (1) 210 BBL tank FG, (2) 210 BBL steel oil tanks, (1) 4' x 20' BBL fiberglass gun barrel, circulating pump, SWD pump
4	H-1	WHITE & BAKER	American four pump jack
4	H-2	WHITE & BAKER	Pump jack (no motor), head off pump
4	H-3	WHITE & BAKER	American pump jack w/electric motor
4	H-4(B-3)	WHITE & BAKER	American 25 pump jack w/electric motor
4	H-5 (B-1)	WHITE & BAKER	Jensen pump jack w/electric motor; approx. 50 rods on ground
4	H-6	WHITE & BAKER	Parkersburg 40 pump jack w/electric motor
4	H-7(B-7	WHITE & BAKER	Pump jack w/electric motor
4	H-8 (B-2)	WHITE & BAKER	Pump jack w/electric motor
4	H-9 (B1)	WHITE & BAKER	Pump jack, valve on wellhead
4	H-10 (B-3)	WHITE & BAKER	Pump jack w/electic motor
4	H-2D	WHITE & BAKER	No equipment

Wilson 49-2 pumpjack, separator, line heater and tank battery

White & Baker 5H pump jack

White & Baker 2H pump jack and rods

White & Baker 'H' Lease pumps (well signs in photos)